Exhibit 99.1

PENN Entertainment, Inc. Reports Second Quarter Results
WYOMISSING, PA (August 6, 2026) - PENN Entertainment, Inc. (“PENN” or the “Company”) (Nasdaq: PENN) today reported financial results for the three and six months ended June 30, 2026.
Jay Snowden, Chief Executive Officer and President, said: “We continued to execute against our 2026 strategic priorities this quarter: delivering Segment Adjusted EBITDAR growth, optimizing corporate overhead, growing cash flow, and deleveraging the balance sheet. PENN achieved record quarterly Retail segment revenues, supported by strong performance across our portfolio including our four recently completed development projects. Our Interactive segment remains on track to deliver upon our previously stated goals, supported by growth in U.S. iCasino and Canada. Adjusted EBITDA improved by $52.5 million year-over-year, reflecting disciplined execution of our strategy to drive profitability. The encouraging trends in our Retail and Interactive operating segments have continued through July.”
Second Quarter Retail Segment Highlights1:
•Revenues of $1.5 billion;
•Segment Adjusted EBITDAR of $517.2 million; and
•Segment Adjusted EBITDAR margins of 34.4%.
“PENN’s geographically diverse Retail segment delivered portfolio-wide strength, with nine properties setting second-quarter records for revenues and Adjusted EBITDAR,” said Mr. Snowden. “We experienced another quarter of year-over-year growth in theoretical revenue, supported by meaningful contributions from mid- and high-worth customer segments, as well as growth in unrated revenue, underscoring broad-based consumer demand. Second-quarter Segment Adjusted EBITDAR margins improved quarter-over-quarter and year-over-year, reflecting our property teams’ focus on converting solid demand into favorable operating results. In June 2026, we opened both the new hotel tower at Hollywood Columbus and the new Hollywood Casino Aurora, and early trends at both properties are encouraging, including strong visitation from VIP players.”
Second Quarter Interactive Segment Highlights:
•Revenues of $349.4 million (including tax gross up of $185.5 million); and
•Adjusted EBITDA loss of $9.5 million.
“Our Interactive segment delivered another quarter of meaningful year-over-year Adjusted EBITDA improvement. In the U.S., standalone Hollywood iCasino experienced quarter-over-quarter as well as year-over-year growth, achieving record quarterly revenues. In Ontario, gaming operations continued to gain momentum, supported by strong growth in online sports betting (“OSB”) revenues aided by solid World Cup engagement and cross-sell of the reactivated World Cup OSB user base into iCasino. We also successfully launched theScore Bet, as well as theScore Casino and Hollywood iCasino standalone apps, in Alberta on July 13,” concluded Mr. Snowden.
1 Retail Segment consists of retail operating segments which are composed of our Northeast, South, West, and Midwest reportable segments.

Liquidity and Financial Position
Total liquidity as of June 30, 2026 was $1.9 billion, including $887.2 million of Cash and cash equivalents. Traditional net debt as of June 30, 2026 was $1.9 billion.
On April 16, 2026, the Company amended its Second Amended and Restated Credit Agreement in order to refinance and extend the term of its $1.0 billion Amended Revolving Credit Facility and $446.9 million Amended Term Loan A Facility. The Amended Revolving Credit Facility and Amended Term Loan A Facility mature in April 2031.
On May 15, 2026, the Company repaid the remaining $106.7 million principal balance of its 2.75% Convertible Notes due 2026, eliminating approximately 4.6 million potentially dilutive shares associated with the notes.
On May 28, 2026, the Company amended its Second Amended and Restated Credit Agreement in order to reprice and extend the term of its $962.5 million Amended Term Loan B Facility. The Amended Term Loan B Facility matures in May 2033.

Summary of Second Quarter Results

	For the three months ended June 30,
(in millions, except per share data, unaudited)	2026	2025
Revenues	$1,857.4	$1,765.0
Net income (loss)	$32.6	$(18.3)

Consolidated Adjusted EBITDA (1)	$312.6	$236.1
Rent expense associated with triple net operating leases (2)	$163.3	$156.0

Cash payments to our REIT Landlords under Triple Net Leases (3)	$247.1	$240.0

Diluted earnings (loss) per common share	$0.24	$(0.12)
(1)For more information, definitions, and reconciliations see the “Non-GAAP Financial Measures” section below.
(2)Consists of the operating lease components of (i) our triple net master lease dated November 1, 2013 with Gaming and Leisure Properties, Inc. (Nasdaq: GLPI) (“GLPI”), as amended and restated effective January 1, 2023 (the “AR PENN Master Lease”), (ii) our triple net master lease entered into in conjunction with, and coterminous with, the AR PENN Master Lease (the “2023 Master Lease”), and (iii) our triple net master lease dated December 4, 2025 with VICI Properties Inc. (NYSE: VICI) (“VICI”) for the real estate assets used in the operations of Margaritaville Resort Casino and Hollywood Casino at Greektown (the “VICI Master Lease”), which replaced the Company’s prior separate triple net leases with VICI for such properties. Collectively these arrangements are referred to as our “triple net operating leases.” The expense related to operating lease components contained within our triple net operating leases are recorded as “General and administrative” within the unaudited Consolidated Statements of Operations.
(3)Consists of total cash payments made to GLPI and VICI (referred to collectively as our “REIT Landlords”) under our triple net operating leases (as defined above), the Pinnacle Master Lease, and the Morgantown Lease and collectively referred to as our “Triple Net Leases.”
Adjusted EPS
The following table reconciles diluted earnings (loss) per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

	For the three months ended June 30,
	2026	2025
Diluted earnings (loss) per share	$0.24	$(0.12)
Impairment loss	—	0.10
Gain on disposal of assets	(0.03)	—
Pre-opening expenses	0.17	0.03
Legal matters inclusive of litigation settlements	(0.02)	0.06
Transaction costs and other	0.14	0.01
Non-operating items:
Loss on early extinguishment of debt	0.01	0.08
Gain related to debt and equity investments	—	(0.01)
Other income	—	(0.02)
Foreign currency transaction loss	—	0.01
Income tax impact on net income adjustments (1)	(0.07)	(0.04)
Adjusted EPS	$0.44	$0.10
(1)The income tax impact reflects current and deferred tax effects based on the nature of each adjustment and the applicable tax jurisdiction.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Supplemental Information
The Company aggregates its operations into five reportable segments: Northeast, South, West, Midwest, and Interactive.

	For the three months ended June 30,		For the six months ended June 30,
(in millions, unaudited)	2026	2025	2026	2025
Revenues:
Northeast segment (1)	$731.6	$711.6	$1,418.7	$1,392.5
South segment (2)	301.9	302.2	583.1	590.5
West segment (3)	151.5	137.7	297.2	267.4
Midwest segment (4)	320.6	297.0	626.5	579.9
Interactive (5)	349.4	316.1	707.7	606.2
Other (6)	5.6	5.7	10.9	11.0
Intersegment eliminations (7)	(3.2)	(5.3)	(7.7)	(10.0)
Total revenues	$1,857.4	$1,765.0	$3,636.4	$3,437.5

Segment Adjusted EBITDAR (8):
Northeast segment (1)	$220.2	$209.5	$414.7	$403.7
South segment (2)	109.0	104.8	213.2	208.1
West segment (3)	55.0	53.5	109.0	99.2
Midwest segment (4)	133.0	121.8	251.7	235.6
Interactive (5)	(9.5)	(62.0)	(20.4)	(151.0)
Other (6)	(31.8)	(35.5)	(63.2)	(74.3)
Rent expense associated with triple net operating leases	(163.3)	(156.0)	(326.6)	(311.9)
Consolidated Adjusted EBITDA (9)	$312.6	$236.1	$578.4	$409.4
(1)The Northeast segment consists of the following properties: Ameristar East Chicago, Hollywood Casino at Greektown, Hollywood Casino Bangor, Hollywood Casino at Charles Town Races, Hollywood Casino Columbus, Hollywood Casino Lawrenceburg, Hollywood Casino Morgantown, Hollywood Casino at PENN National Race Course, Hollywood Casino Perryville, Hollywood Casino Toledo, Hollywood Casino York, Hollywood Gaming at Dayton Raceway, Hollywood Gaming at Mahoning Valley Race Course, Marquee by PENN, Hollywood Casino at The Meadows, and Plainridge Park Casino.
(2)The South segment consists of the following properties: 1st Jackpot Casino, Ameristar Vicksburg, Boomtown Biloxi, Boomtown Bossier City, Boomtown New Orleans, Hollywood Casino Gulf Coast, Hollywood Casino Tunica, L’Auberge Baton Rouge, L’Auberge Lake Charles, and Margaritaville Resort Casino.
(3)The West segment consists of the following properties: Ameristar Black Hawk, Cactus Petes and Horseshu, M Resort Spa Casino, and Zia Park Casino.
(4)The Midwest segment consists of the following properties: Ameristar Council Bluffs, Argosy Casino Alton, Argosy Casino Riverside, Hollywood Casino Aurora, Hollywood Casino Joliet, our 50% investment in Kansas Entertainment, LLC, which owns Hollywood Casino at Kansas Speedway, Hollywood Casino St. Louis, Prairie State Gaming, and River City Casino.
(5)The Interactive segment includes all of our online sports betting, online casino/iCasino and social gaming operations, management of retail sports betting, and media. Interactive revenues are inclusive of a tax gross-up of $185.5 million and $137.9 million for the three months ended June 30, 2026 and 2025, respectively, and $371.3 million and $266.1 million for the six months ended June 30, 2026 and 2025, respectively.
(6)The Other category, included in the tables to reconcile the segment information to the consolidated information, consists of the Company’s stand-alone racing operations, namely Sanford-Orlando Kennel Club, Sam Houston and Valley Race Park, and our management contract for Retama Park Racetrack. The Other category also includes corporate overhead, which consists of certain expenses, such as payroll, professional fees, travel expenses, and other general and administrative expenses that do not directly relate to or have not otherwise been allocated. Corporate overhead was $29.5 million and $38.7 million for the three months ended June 30, 2026 and 2025, respectively, and $57.7 million and $74.7 million for the six months ended June 30, 2026 and 2025, respectively. Corporate overhead for the three and six months ended June 30, 2025 included $9.4 million and $17.1 million, respectively, of legal and advisory costs related to activist activity in connection with our 2025 annual meeting of shareholders.
(7)Primarily represents the elimination of intersegment revenues associated with our retail sportsbooks, which are operated by PENN Interactive.
(8)See definition of Segment Adjusted EBITDAR within the “Reportable Segment Measures” section below.
(9)See definition of Consolidated Adjusted EBITDA within the “Non-GAAP Financial Measures” section below.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Consolidated Adjusted EBITDA

	For the three months ended June 30,		For the six months ended June 30,
(in millions, unaudited)	2026	2025	2026	2025
Net income (loss)	$32.6	$(18.3)	$29.8	$93.2
Income tax expense	7.1	6.4	15.8	54.1
Interest expense, net	100.9	95.9	201.8	206.7
Interest income	(2.0)	(2.1)	(3.8)	(5.3)
Income from unconsolidated affiliates	(8.6)	(13.3)	(16.9)	(20.9)
Gain on financing arrangement	—	—	—	(215.1)
Loss on early extinguishment of debt	1.8	11.8	1.8	11.8
Other (income) expenses	(0.1)	(2.9)	0.2	(4.2)
Operating income	131.7	77.5	228.7	120.3
Stock-based compensation	17.4	16.1	31.5	31.7
Cash-settled stock-based awards variance (1)	(2.6)	(3.1)	(6.0)	(6.3)
Pre-opening expenses	23.0	4.4	27.2	4.9
Depreciation and amortization	117.8	110.5	234.8	218.5
Impairment loss (2)	—	15.0	—	15.0
Income from unconsolidated affiliates	8.6	13.3	16.9	20.9
Non-operating items of equity method investments (3)	1.1	1.1	2.3	2.2
Other expenses (4)	15.6	1.3	43.0	2.2
Consolidated Adjusted EBITDA	$312.6	$236.1	$578.4	$409.4
(1)Our cash-settled stock-based awards are adjusted to fair value each reporting period based primarily on the price of the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period could cause significant variances to budget on cash-settled stock-based awards.
(2)Related to an impairment charge in our Midwest segment.
(3)Consists primarily of depreciation expense associated with our Kansas Entertainment joint venture.
(4)For the three and six months ended June 30, 2026, other expenses primarily consisted of transaction costs and non-recurring restructuring charges, primarily severance, related to the Company’s new corporate organizational structure. For the six months ended June 30, 2026, other expenses also included settlement costs and related legal and advisory fees associated with the Cooperation Agreement with HG Vora Capital Management, LLC and related parties.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(in millions, except per share data, unaudited)	2026	2025	2026	2025
Revenues
Gaming	$1,396.6	$1,367.7	$2,730.9	$2,666.0
Food, beverage, hotel, and other	460.8	397.3	905.5	771.5
Total revenues	1,857.4	1,765.0	3,636.4	3,437.5
Operating expenses
Gaming	833.2	869.7	1,641.1	1,723.5
Food, beverage, hotel, and other	333.7	282.0	663.1	546.9
General and administrative	441.0	410.3	868.7	813.3
Depreciation and amortization	117.8	110.5	234.8	218.5
Impairment loss	—	15.0	—	15.0
Total operating expenses	1,725.7	1,687.5	3,407.7	3,317.2
Operating income	131.7	77.5	228.7	120.3
Other income (expenses)
Interest expense, net	(100.9)	(95.9)	(201.8)	(206.7)
Interest income	2.0	2.1	3.8	5.3
Income from unconsolidated affiliates	8.6	13.3	16.9	20.9
Gain on financing arrangement	—	—	—	215.1
Loss on early extinguishment of debt	(1.8)	(11.8)	(1.8)	(11.8)
Other	0.1	2.9	(0.2)	4.2
Total other income (expenses)	(92.0)	(89.4)	(183.1)	27.0
Income (loss) before income taxes	39.7	(11.9)	45.6	147.3
Income tax expense	(7.1)	(6.4)	(15.8)	(54.1)
Net income (loss)	32.6	(18.3)	29.8	93.2
Net loss attributable to non-controlling interest	0.5	0.9	1.0	1.2
Net income (loss) attributable to PENN Entertainment, Inc.	$33.1	$(17.4)	$30.8	$94.4

Earnings (loss) per share:
Basic earnings (loss) per share	$0.25	$(0.12)	$0.23	$0.63
Diluted earnings (loss) per share	$0.24	$(0.12)	$0.23	$0.59

Weighted-average common shares outstanding—basic	133.7	149.0	133.6	150.6
Weighted-average common shares outstanding—diluted	137.1	149.0	134.4	164.7

Selected Financial Information and GAAP to Non-GAAP Reconciliations

(in millions, unaudited)	June 30, 2026	December 31, 2025
Cash and cash equivalents	$887.2	$686.6

Total traditional debt	$2,814.7	$2,904.1
Cash and cash equivalents	(887.2)	(686.6)
Traditional net debt (1)	$1,927.5	$2,217.5

Amended Revolving Credit Facility due 2031	$—	$—
Amended Term Loan A Facility due 2031	446.9	—
Amended Term Loan B Facility due 2033	960.0	—
Amended Revolving Credit Facility due 2027	—	570.0
Amended Term Loan A Facility due 2027	—	453.8
Amended Term Loan B Facility due 2029	—	965.0
5.625% Notes due 2027	400.0	400.0
4.125% Notes due 2029	400.0	400.0
6.75% Notes due 2031	600.0	—
2.75% Convertible Notes due 2026	—	106.7
Other long-term obligations	7.8	8.6
Total traditional debt	2,814.7	2,904.1
Debt discounts and debt issuance costs	(40.1)	(17.0)
	$2,774.6	$2,887.1

Total traditional debt	$2,814.7	$2,904.1
Cash and cash equivalents	(887.2)	(686.6)
Cash rent payments to REIT landlords (2)	7,860.8	7,742.4
	$9,788.3	$9,959.9

Consolidated Adjusted EBITDA (3)	$999.1	$830.1
Rent expense associated with triple net operating leases (3)	$646.5	$631.7

Lease-adjusted net leverage ratio (1)	5.9x	6.8x
Traditional net leverage (1)	2.9x	4.5x
(1)See “Non-GAAP Financial Measures” section below for more information as well as the definitions of Traditional net debt, Lease-adjusted net leverage ratio, and Traditional net leverage.
(2)Amount equals 8 times the total cash rent payments to REIT landlords for the trailing twelve months.
(3)Balance is presented on a trailing twelve months basis.

Cash Flow Data
The table below summarizes certain cash expenditures incurred by the Company.

	For the three months ended June 30,		For the six months ended June 30,
(in millions, unaudited)	2026	2025	2026	2025
Cash payments to our REIT Landlords under Triple Net Leases	$247.1	$240.0	$494.8	$480.0
Cash payments (refunds) related to income taxes, net	$1.9	$25.7	$(14.9)	$6.0
Cash paid for interest on traditional debt	$16.7	$21.1	$60.5	$57.8
Capital expenditures	$97.5	$159.4	$192.0	$284.6
Reportable Segment Measures
Segment Adjusted EBITDAR is our measure of profit or loss for our reportable segments and underlying operating segments. We define Segment Adjusted EBITDAR as earnings before interest expense, net, interest income, income taxes, depreciation and amortization, stock-based compensation, debt extinguishment charges, impairment losses, insurance recoveries, net of deductible charges, changes in the estimated fair value of our contingent purchase price obligations, gain or loss on disposal of assets, the difference between budget and actual expense for cash-settled stock-based awards, pre-opening expenses, loss on disposal of a business, non-cash gains/losses associated with REIT transactions, and other. Segment Adjusted EBITDAR excludes rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Segment Adjusted EBITDAR is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net, and depreciation and amortization) added back for our Kansas Entertainment, LLC joint venture. Segment Adjusted EBITDAR margin is Segment Adjusted EBITDAR divided by related segment revenues.
Non-GAAP Financial Measures
The Non-GAAP Financial Measures used in this press release include Consolidated Adjusted EBITDA, Adjusted EPS, Traditional net debt, Traditional net leverage ratio, and Lease-adjusted net leverage ratio. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.
We define Consolidated Adjusted EBITDA as earnings before interest expense, net, interest income, income taxes, depreciation and amortization, stock-based compensation, debt extinguishment charges, impairment losses, insurance recoveries, net of deductible charges, changes in the estimated fair value of our contingent purchase price obligations, gain or loss on disposal of assets, the difference between budget and actual expense for cash-settled stock-based awards, pre-opening expenses, loss on disposal of a business, non-cash gains/losses associated with REIT transactions, and other. Consolidated Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net, and depreciation and amortization) added back for our Kansas Entertainment, LLC joint venture. Consolidated Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases with our REIT landlords. Although Consolidated Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Consolidated Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.

Consolidated Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We present Consolidated Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions, and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Consolidated Adjusted EBITDA calculations certain corporate expenses that do not relate to the management of specific casino properties. However, Consolidated Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Consolidated Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results.
Adjusted EPS is diluted earnings or loss per share adjusted to exclude gains/losses on the disposal of a business, non-cash gains/losses associated with REIT transactions, impairment losses, pre-opening expenses, debt extinguishment charges, gains/losses on the disposal of assets, foreign currency gains/losses, transaction related expenses, business interruption insurance proceeds, net gains/losses related to equity investments, and other.
Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing period-to-period comparisons of the results of the Company’s operations to assist investors in reviewing the Company’s operating performance over time. Management believes it is useful to exclude certain items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Further, management believes certain excluded items may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of the Company’s performance.
We calculate Traditional net debt as Total traditional debt, which is the principal amount of debt outstanding less Cash and cash equivalents. Management believes that Traditional net debt is an important measure to monitor leverage and evaluate the balance sheet. With respect to Traditional net debt, Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce the Company’s debt obligations. A limitation associated with using Traditional net debt is that it subtracts Cash and cash equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.
The Company’s Traditional net leverage ratio is defined as Traditional net debt (as defined above) divided by (i) Consolidated Adjusted EBITDA (as defined above) for the trailing twelve months plus (ii) rent expense associated with triple net operating leases for the trailing twelve months less (iii) cash rent payments to REIT landlords for the trailing twelve months. Management believes this measure is useful as a supplemental measure and provides an indication of the results generated by the Company in relation to its level of indebtedness with the cash generated from Company operations.

The Company’s Lease-adjusted net leverage ratio’s numerator is calculated as cash rent payments to REIT landlords for the trailing twelve months capitalized at 8 times plus Traditional net debt (as defined above). The Company’s Lease-adjusted net leverage ratio’s denominator is Consolidated Adjusted EBITDA (as defined above) for the trailing twelve months plus rent expense associated with triple net operating leases for the trailing twelve months. Management believes this measure is useful as a supplemental measure and provides an indication of the results generated by the Company in relation to its level of indebtedness (including leases) with the cash generated from Company operations.
Each of these non-GAAP financial measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the tables above, which present reconciliations of these measures to the GAAP equivalent financial measures.
Management Presentation, Conference Call, Webcast and Replay Details
PENN is hosting a conference call and simultaneous webcast at 9:00 a.m. E.T. today, both of which are open to the general public. During the call, management will review a presentation regarding the quarter and recent developments that can be accessed at http://investors.pennentertainment.com/events-and-presentations/presentations.
The conference call number is 833-309-3473 (conference ID: PENN); please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call at www.pennentertainment.com; allow 15 minutes to register, download, and install any necessary software. Questions and answers will be reserved for call-in analysts and investors. A replay of the call can be accessed for thirty days at http://www.pennentertainment.com.
This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, http://www.pennentertainment.com/corp/investors (select link for “Press Releases”).
About PENN Entertainment, Inc.
PENN Entertainment, Inc., together with its subsidiaries (“PENN,” or the “Company,” “we,” “our,” or “us”), operates in 28 jurisdictions throughout North America, with a broadly diversified portfolio of casinos, racetracks, and online sports betting and iCasino offerings. PENN’s focus is on organic cross-sell opportunities, reinforced by its market-leading retail casinos, sports media assets and technology, including a proprietary state-of-the-art, fully integrated digital sports betting and iCasino platform, and an in-house iCasino content studio. The Company’s portfolio is further bolstered by its industry-leading PENN Play™ customer loyalty program, offering its over 34 million members a unique set of rewards and experiences.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” “look forward to,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties.
Specifically, forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations of future results of operations and financial condition, including, but not limited to, projections of revenue, Segment Adjusted EBITDAR, Consolidated Adjusted EBITDA, and other financial measures; the assumptions provided regarding the guidance, including the anticipated benefits and timing of the Company’s development projects, other expected internal drivers and external tailwinds; the Company’s expectations regarding cash flow generation and near-term deleveraging; the Company’s expectations regarding results and customer growth and the impact of competition in retail/mobile/online sportsbooks (including prediction markets), iCasino, social gaming, and retail operations; the Company’s development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products; the future success of theScore Bet, theScore Casino, Hollywood iCasino and its other digital offerings; the Company’s expectations with respect to share repurchases; the Company’s expectations that its portfolio of assets provides a benefit of geographically-diversified cash flows from operations; management’s plans and strategies for future operations, including statements relating to the Company’s plan to expand gaming operations through the implementation and execution of a disciplined capital expenditure program at our existing properties, the pursuit of strategic acquisitions and investments, and the development of new gaming properties, including the development projects and the anticipated benefits; improvements, expansions, or relocations of our existing properties; entrance into new jurisdictions; expansion of gaming in existing jurisdictions; strategic investments and acquisitions; cross-sell opportunities between our retail gaming, online sports betting , and iCasino businesses; our ability to obtain financing for our development projects on attractive terms; the timing, cost and expected impact of planned capital expenditures on the Company’s results of operations; and the actions of regulatory, legislative, executive, or judicial decisions at the federal, state, provincial, or local level with regard to our business and the impact of any such actions.
Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions in the markets in which the Company operates or otherwise, including the impact of global supply chain disruptions, price inflation, changes in interest rates, economic downturns, changes in trade policies, and geopolitical and regulatory uncertainty; competition with other retail and online gaming and sports betting, entertainment and sports content experiences; the timing, cost and expected impact of product and technology investments; risks relating to operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; our ability to successfully acquire and integrate new properties and operations and achieve expected synergies from acquisitions; the availability of future borrowings under our Amended Credit Facilities or other sources of capital to enable us to service our indebtedness, make anticipated capital expenditures or pay off or refinance our indebtedness prior to maturity; the impact of indemnification obligations under the Barstool SPA; our ability to realize the anticipated benefits of our realigned digital strategy; our ability to attract and retain user adoption of theScore Bet, theScore Casino, and Hollywood iCasino apps in a rapidly evolving and highly competitive market; the outcome of any legal proceedings that may be instituted against the Company, or its respective directors, officers or employees; the ability of the Company to retain and hire key personnel; the impact of new or changes in current laws, regulations, rules or other industry standards; adverse outcomes of litigation involving the Company; our ability to maintain our gaming licenses and concessions and comply with applicable gaming law, changes in current laws, regulations, rules or other industry standards, and additional factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.
CONTACT:
Mike Nieves
SVP, Finance & Treasurer
PENN Entertainment, Inc.
610-373-2400

Joseph N. Jaffoni
JCIR
212-835-8500 or penn@jcir.com